UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2017

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2017, TNHC Land Company LLC ("TNHC"), a wholly owned subsidiary of The New Home Company Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Limited Liability Company Agreement (the “JV Agreement”) of TNHC Russell Ranch LLC (the “Joint Venture”) by and between TNHC and IHP Capital Partners VI, LLC (“IHP”) which caused such agreement, as amended to become material to the Company (such agreement, as amended, the “Amended JV Agreement”). The JV Agreement contemplates the Joint Venture’s acquisition and development of residential and commercial lots in a 431 acre community in Northern California (the “Project”).

Under the Amended JV Agreement, each of IHP and TNHC are generally required to contribute capital to the Joint Venture as follows: 65% by IHP and 35% by TNHC. Each party is entitled, pari passu, to distributions based on preferred returns on its capital contributions, and after such preference amounts, following a return of each party’s capital and balancing of profit shortfalls, if any, the parties receive distributions in accordance with their economic interests, which is 50% for TNHC and 50% for IHP. The Amended JV Agreement also includes, among others, provisions regarding the governance of the Joint Venture by an executive committee, customary buy-sell and call rights, management fees for each of TNHC and IHP, and certain decisions that require consent of both of the members.

Pursuant to the Amendment, TNHC also agreed to acquire approximately 400 lots in a phase of the Project (“Phase 1”), through an affiliate and separate wholly owned subsidiary of the Company (“TNHC No Cal”), from the Joint Venture, the essential terms of which were agreed to in the Amendment (the “Phase 1 Sale”). The Phase 1 Sale is subject to customary profit participation with the Joint Venture upon resale of such Phase 1 lots or residences. TNHC’s maximum capital commitment reflects approximately 35% of the total expected capital commitments of the Joint Venture; provided that TNHC agreed to temporarily increase its commitment, to the extent necessary, to up to 46% of the total capital required until the closing of the Phase 1 Sale, at which time the maximum capital commitment of TNHC drops to 35% of the total commitment and proceeds from the Phase 1 Sale are used to reduce its capital account to 35%. The Amendment also contains terms and conditions related to a license authorizing TNHC No Cal to complete certain Phase 1 improvements prior to the closing of the Phase 1 Sale. TNHC No Cal can elect to close the Phase 1 Sale in either March or July 2018, depending upon TNHC No Cal’s timing on its site development improvements.

IHP owns approximately 11.6% of our common stock. Douglas Neff, one of our non-employee directors, is President of IHP Capital Partners, the general partner of the manager of IHP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2017
THE NEW HOME COMPANY INC.
By:    /s/ Miek Harbur
Name:     Miek Harbur
Its:     Vice President, General Counsel and Secretary